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                                                                    EXHIBIT 3.45


                            ARTICLES OF ORGANIZATION

                                       OF                          F971120000099

                                   FLAMBE LLC

       (Under Section 203 of the New York Limited Liability Company Law)


FIRST:      The name of this limited liability company is: Flambe LLC.

SECOND: The county within this state in which the office of the limited liability company is to locate is: New York.

THIRD: The latest date on which the limited liability company is to dissolve is December 31, 2097.

FOURTH: The secretary of state is designated as agent of the limited liability company upon whom process against it may be served.
            The post office address within this state to which the secretary of state shall mail a copy of any process against the limited liability company served upon him or her is: 88 University Place, 11th Floor, New York, New York 10003.

FIFTH: The effective date of these Articles of Organization is the date of filing.

SIXTH:      This limited liability company is to be managed by its members.

     IN WITNESS WHEREOF, this certificate has been subscribed this 14th day of November, 1997, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.


                                             /s/ Doug Levine
                                             -------------------------------
                                             Doug Levine, Organizer
                                             88 University Place, 11th Floor
                                             New York, New York  10003
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                            ARTICLES OF ORGANIZATION

                                       OF

                                   FLAMBE LLC




        UNDER SECTION 203 OF THE NEW YORK LIMITED LIABILITY COMPANY LAW




                                    COUNSEL:

                              PENNIE & EDMONDS LLP

                              3300 HILLVIEW AVENUE

                            PALO ALTO, CA 94304-1203



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